EXHIBIT 10.1

DIRECTOR AGREEMENT

DIRECTOR AGREEMENT, dated as of April 25, 2019, by and between Amplitech Group, Inc., a Nevada corporation (the “Company”), and Wayne Homscheck (the “Director”).

W I T N E S S E T H:

WHEREAS, the Company wishes to engage the Director and the Director is willing to accept such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Services. Upon the terms and subject to the conditions of this Agreement and with effect from the Effective Date (as defined below), the Company hereby engages the Director to provide services on the terms and conditions provided in this Agreement. The Director agrees to devote appropriate time and attention to the execution of the services to be provided by the Director hereunder, which shall include the services listed on Exhibit A; or such other services as the Company and the Director may reasonably agree (hereinafter the services to be provided by the Director hereunder are referred to as the “Services”).

2. Term of Engagement. The term of the Director’s engagement by the Company under this Agreement shall commence on the 25th day of April, 2019 (the “Effective Date”) and shall terminate on the day one year (the “Contract Period”) from the date thereof (the “Termination Date”).

3. Independent Contractor. The Director would be an independent contractor, not an employee or agent of the Company.

4. Compensation.

(a) Fee. The Director shall be paid $5,000 per month, payable in cash. Such payment shall be made at the start of each month. The Company shall pay the first three months of payments ($15,000) on the Effective Date.

(b) Warrant. The Director shall receive a Warrant, exercisable into 3,000,000 shares of common stock (the “Shares”) of the Company at an exercise price of $0.03 per share for ten (10) years, pursuant to the common stock purchase warrant attached hereto as Exhibit B. The Shares will be restricted as per the rules of Rule 144 of the Securities Act of 1934, as amended, until such time as an exemption from registration is available.

(c) Equity Restriction. The Director shall only be able to exercise an amount of warrants, so that, at any one time, the Director holds no more than 4.99% of the issued and outstanding shares of common stock of the Company.

(d) Cashless Exercise. The aforementioned warrants shall have a cashless exercise feature.

(e) Vesting. The Warrant shall vest in accordance with the common stock purchase warrant attached hereto.

(f) Purpose. It is understood by the parties hereto that the primary purpose of this Agreement is to assist the Company in its business operations and investor relations, and not solicit to buy or sell securities.

(g) Benefits. During the Contract Period, the Director shall not receive or be eligible to participate in the Company’s benefit programs in effect for the employees of the Company as in effect from time to time, on and after the Effective Date.

(h) Expenses. The Company shall reimburse the Director for all reasonable business travel expenses previously authorized in writing by the Company and reasonably and necessarily incurred by the Director in the performance of his duties, responsibilities, and authorities hereunder.

5. Termination Provisions. The Contract Period shall terminate, and the Director’s engagement hereunder shall cease, effective upon the date of any of the occurrences set forth below (the “Termination Date”):

(a) Termination By Reason of Timing. The Contract Period shall terminate one year from the Effective Date (such date being the Termination Date).

(b) Termination By Reason of Permanent Disability. If at any time during the Contract Period the Company reasonably determines that the Director has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for one year, the Contract Period may be terminated by the Company upon written notice to the Director.

(c) Termination with Notice. Either party hereto may terminate the Contract Period for any reason upon thirty (30) days written notice to the other party. All Compensation earned upon such Termination Date shall be due and payable.

(d) Termination By Reason of Death. The Contract Period shall automatically terminate on the date of the Director’s death (such date being the Termination Date).

(e) Termination For Cause. The Company may terminate the Contract Period for Cause, as hereinafter defined, immediately upon written notice to the Director (the date of the Company’s giving of such notice being the Termination Date). For purposes of this Agreement, “Cause” shall mean (A) a material breach by the Director of any provision of this Agreement, including without limitation, any breach of Section 6 hereof; (B) one or more acts of dishonesty of the Director such as theft, embezzlement or other acts of moral turpitude, or one or more acts by the Director in violation of any applicable securities laws which, in either case, are detrimental to the best interests of the Company; (C) conviction of the Director of a crime which constitutes a felony; (D) any material act or omission by the Director involving willful malfeasance or gross negligence in the performance of his duties hereunder; (E) repeated failure of the Director to follow the reasonable instructions of the Company as to general matters of corporate policy; (F) the reasonable determination by the Company that the Director has become unable, as a result of drug or alcohol use, to carry out the responsibilities of his employment; (G) continued inattention or neglect by the Director of his duties hereunder (other than inattention or neglect resulting from illness or disability of the Director);

(f) Termination shall not occur if the parties hereto mutually agree to extend the term hereof, or if the terms hereof are renegotiated in good faith by the parties hereto.

6. Covenants of the Director.

(a) Non-solicitation of Employees of the Company, Directors of the Company or Customers or Suppliers of the Company. During the Contract Period and for three (3) year following the Contract Period (the “Subject Period”), the Director shall not, directly or indirectly on behalf of any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise, and shall use his best efforts to cause each business, firm, corporation, partnership, person, proprietorship and other entity with which he is or shall become associated in any capacity not to, (i) solicit for employment, employ or otherwise engage any employee or Director of the Company, without the written consent of the Company, or (ii) except in connection with the performance of his duties hereunder and in accordance herewith, solicit, interfere with, endeavor to entice away from the Company or communicate with regarding the business of the Company any customer or supplier of the Company. The Director acknowledges and agrees in connection with the foregoing that the identities of the Company’s employees, Directors, customers, suppliers and clients and other information gained during his period of employment with the Company with respect thereto is Confidential Information (as more fully defined in paragraph (b) below) of the Company.

(b) Confidentiality. During the Subject Period and at all times thereafter, the Director agrees and acknowledges that the Confidential Information (as defined below) of the Company is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the exclusive use and benefit of the Company. The Director further acknowledges that any use by him of the Confidential Information other than in strict accordance with the terms of this Agreement would be wrongful and would cause the Company irreparable injury. Based upon the foregoing, with respect to such Confidential Information, the Director agrees:

(i) to keep any and all Confidential Information in trust for the sole use and benefit of the Company;

(ii) except as required by applicable law or as required in furtherance of the business of the Company in accordance with the terms hereof, not to use or disclose or reproduce, directly or indirectly, any Confidential Information of the Company;

(iii) to take all steps necessary or reasonably requested by the Company to ensure that all Confidential Information is kept confidential for the sole use and benefit of the Company; and

(iv) in the event the Director’s employment with the Company terminates for any reason whatsoever or at any time that the Company may in writing request, to deliver promptly to the Company all materials constituting Confidential Information (including all written, graphic, facsimile, encoded or recorded copies or duplicates thereof or notes regarding the same) of the Company that are in his possession or under his control without making or retaining any written graphic, facsimile, encoded or recorded copy or extract from such materials.

For purposes of this Section 6, “Confidential Information” means any and all information developed by or for or possessed by the Company prior to or during the Contract Period that is (A) not generally known in any industry in which the Company does business as of the date hereof or during the Contract Period or (B) not publicly available (including for this purpose information that is publicly available because of a breach by the Director of the provisions hereof). Confidential Information includes, but is not limited to, the information identified in Section 6(a) above (including, without limitation, personnel records and applications, employment and other Director agreements, medical records, Director appraisals, reviews and evaluations, general wage and salary rates and individual salaries and bonuses and plans and records relating thereto, numbers of Directors in departments and divisions, Director benefit plans and incentive plans), and any and all other information developed by or for or possessed by the Company concerning information technology, marketing and sales methods, concepts, materials, products, processes, procedures, formulae, compounds, formulations, models, innovations, discoveries, improvements, inventions, protocols, computer programs, records, data, know-how, techniques, designs, machinery, devices, research and development projects, data, preparations, business forms, strategies, plans for development of products, services or expansion into new areas or markets, internal operations, product price lists, forecasts, projections, financial information (including the revenues, costs or profits associated with the products of the Company) and any other trade secrets and proprietary information of any type owned by or pertaining to the Company, together with all written, graphic, facsimile, encoded, recorded and other materials relating to all or any part of the same.

(c) Noncompetition, etc. Other than as described in Section 4(d), dduring the Contract Period and the extension thereof, the Director shall not, directly or indirectly, engage in or be associated with, whether as a director, officer, employee, agent, Director, shareholder, partner, owner, independent contractor or otherwise, any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise (other than the Company), which is conducting, or plans to conduct, any business which competes with or will compete with, in the United States, (i) the business of the Company as constituted during the Contract Period, or (ii) the products of the Company manufactured, sold or under development by the Company during the Contract Period; provided, however, nothing herein shall prohibit the Director from being a shareholder in any entity that competes with the Company so long as the Director does not control such entity and does not hold more than a five percent (5%) equity interest therein. The Company hereby acknowledges that the Director is engaged as Managing Director at Bentley Associates L.P., and nothing contained herein would prohibit the Director from performing his duties as such. Such duties include any services performed on behalf of Bentley Associates L.P. or Bentley Securities Corporation (together “Bentley”) for the Company. In the event that any duties the Director performs on behalf of Bentley may result in the Director having contact with any past, current or potential competitor of the Company, Director shall provide notice to the Company regarding such contact, and discuss the impact of such contact on the Company.

(d) Compliance With Laws. In performing his duties hereunder the Director agrees to comply with all applicable governmental laws, rules and regulations and all applicable policies and procedures of the Company.

(e) Miscellaneous. For purposes of Section 6 hereof, the term “Director” shall include the Director’s affiliates and advisors.

7. Representations and Warranties.

(a) The Company. The Company hereby represents and warrants to the Director as follows:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

(ii) this Agreement has been duly authorized, executed and delivered by the Company.

(b) The Director. The Director hereby represents and warrants to the Company as follows:

(i) the Director has full legal capacity to enter into this Agreement;

(ii) the execution, delivery and performance by the Director of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which the Director is a party or by which he is bound;

(iii) this Agreement has been duly executed and delivered by the Director; and

(iv) the Director has made such investigations of the business and properties of the Company as he deems necessary or appropriate before entering into this Agreement and has been given a sufficient amount of time to review this Agreement with counsel and other professionals of his choice and has done so to the extent he desires.

Without limiting clause (ii) above, the Director hereby represents and warrants that he is not bound by the terms of any agreement with any other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such other party. The Director further represents and warrants that his performance of all the terms of this Agreement and as a Director of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

8. Director and Officer Insurance. The Company shall make all commercially reasonable efforts to procure suitable director and officer insurance for a company of substantially similar size and position. Such insurance shall cover and include the Director.

9. Indemnification. The Company shall indemnify the Director and each of his agents against any loss, liability, claim, damage, or expense arising from the actions or inactions of the Company (or any of its officers and directors), including, but not limited to, any and all out of pocket expense and reasonable attorneys’ fees whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any third party claim whatsoever), to which the Director may become subject arising out of or based on any actions or inactions or operations of the Company (or any of its officers and directors), to the fullest extent permitted by the Nevada Revised Statutes. Such indemnification does not include any claims resulting from the gross negligence or wilful misconduct of the Director. The indemnification provided for in this paragraph shall survive the Termination Date.

10. Successors; Assignment.

(a) The Company. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns.

(b) The Director. Neither this Agreement, nor any right, obligation or interest hereunder, may be assigned by the Director, his beneficiaries, or his legal representatives without the prior written consent of the Company; provided, however, that nothing in this paragraph (b) shall preclude (i) the Director from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Director or his estate from assigning any such rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Director. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Director and his executors and administrators.

11. Waiver of Breach. The waiver by the Company or the Director of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any continuing or subsequent breach of the same provision or of any other provision of this Agreement. It is also understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or courier service, or mailed by first-class certified mail, postage prepaid and return receipt requested, addressed as follows:

If to the Company:

Amplitech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

Attn: Fawad Maqbool

With a copy to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

If to the Director:

Wayne Homschek

400 Chambers St, Apt 8d

New York, NY 10282

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

13. Governing Law; Litigation.

(a) Governing Law. This Agreement shall be governed by end construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

(b) Litigation. Each of the Company and the Director hereby agrees that the courts of the State of New York shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising therefrom. Each of the Company and the Director expressly submits and consents in advance to such jurisdiction in any action commenced in such courts, hereby waiving personal service of the summons and complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made in any manner permitted by the laws of the State of New York including if permissible the same manner as notices hereunder may be given pursuant to Section 10. The choice of forum set forth in this paragraph (b) shall not be exclusive nor shall it preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

14. Expenses. All costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.

15. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and thereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

16. Severability.

(a) Generally. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(b) Duration and Scope of Certain Covenants. Without limiting paragraph (a) above, if any court determines that any of the covenants contained in Section 6, or any part of such covenants, is unenforceable because of the duration or scope of such covenant or provision, such court shall have the power to and is hereby requested to reduce the duration or scope of such covenant or provision, as the case may be, to the extent necessary to make such covenant or provision enforceable, and in its reduced form, such covenant or provision shall then be enforceable.

17. Remedies.

(a) Injunctive Relief. The Director acknowledges and agrees that the covenants and obligations of the Director contained in Section 6 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, the Director agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction restraining the Director from any such breach.

(b) Remedies Cumulative. The Company’s rights and remedies under this Section 15 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with paragraph (a) of this Section 15, the Director represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

18. Waiver of Statute of Limitations. The Director hereby waives for the longest period permitted by applicable law the limitation of any statute for the presentation of any claim arising under any provision of Section 6 hereof.

19. Withholding Taxes. The Company shall deduct any foreign, federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determines are required to be deducted under applicable law.

20. Amendments, Miscellaneous, etc. Neither this Agreement, nor any term hereof, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

AMPLITECH GROUP, INC.

Date: 4/25/19	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer

DIRECTOR

WAYNE HOMSCHEK

/s/ Wayne Homschek

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EXHIBIT A

•	The Company is retaining the services of the Director in order to assist the Company in the growth of its business and investor relations.

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EXHIBIT B

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

COMMON STOCK PURCHASE WARRANT

AMPLITECH GROUP, INC.

Warrant Shares: 3,000,000 Initial Issue Date: April 25, 2019

Aggregate Exercise Amount: $90,000

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Wayne Homschek, or his assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after six (6) months from the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the ten (10) year anniversary of the Initial Exercise Date (as subject to adjustment hereunder, the “Termination Date”), to subscribe for and purchase from AMPLITECH GROUP, INC., a Nevada corporation (the “Company”), up to 3,000,000 shares (as subject to adjustment herein, the “Warrant Shares”) of common stock of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1.2.

ARTICLE 1 EXERCISE RIGHTS

The Holder will have the right to exercise this Warrant to purchase shares of Common Stock as set forth below.

1.1 Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, from and after the Initial Exercise Date, and then at any time, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or emailed copy of the Notice of Exercise form annexed hereto. Within three (3) business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or check drawn on a United States bank unless the cashless exercise procedure specified in Section 1.3 below is specified in the applicable Notice of Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise form within 24 hours of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1.2 Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.03 per share, subject to adjustment hereunder (the “Exercise Price”). The aggregate exercise price is $90,000.

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1.3 Cashless Exercise. At any time after the Initial Exercise Date, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the 10 trading days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

1.4 Delivery of Warrant Shares. Warrant Shares purchased hereunder will be delivered to Holder by 2:30 pm EST within two (2) business days of Notice of Exercise by “DWAC/FAST” electronic transfer (such date, the “Warrant Share Delivery Date”). For example, if Holder delivers a Notice of Exercise to the Company at 5:15 pm eastern time on Monday January 1stt, the Company’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 2:30 pm eastern time on Wednesday January 3rd, The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of the Notice of Exercise. Holder may assess penalties or liquidated damages (both referred to herein as “penalties”) as follows. For each exercise, in the event that shares are not delivered by the third business day (inclusive of the day of exercise), the Company shall pay the Holder in cash a penalty of $100 per day for each day after the third business day (inclusive of the day of exercise) until share delivery is made. The Company will not be subject to any penalties once its transfer agent correctly processes the shares to the DWAC system.

1.5 Delivery of Warrant. The Holder shall not be required to physically surrender this Warrant to the Company. If the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, this Warrant shall automatically be cancelled without the need to surrender the Warrant to the Company for cancellation. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, for purposes of Rule 144, shall tack back to the original date of this Warrant.

1.6 Warrant Exercise Rescission Rights. For any reason in Holder’s sole discretion, including if the Warrant Shares are not delivered by DWAC/FAST electronic transfer or in accordance with the timeframe stated in Section 1.4, or for any other reason, Holder may, at any time prior to selling those Warrant Shares rescind such exercise, in whole or in part, in which case the Company must, within three (3) days of receipt of notice from the Holder, repay to the Holder the portion of the exercise price so rescinded and reinstate the portion of the Warrant and equivalent number of Warrant Shares for which the exercise was rescinded and, for purposes of Rule 144, such reinstated portion of the Warrant and the Warrant Shares shall tack back to the original date of this Warrant. If Warrant Shares were issued to Holder prior to Holder’s rescission notice, upon return of payment from the Company, Holder will, within three (3) days of receipt of payment, commence procedures to return the Warrant Shares to the Company.

1.7 Vesting. One-half (1,500,000 shares of Common Stock) of the Warrant shall vest and become exercisable beginning on the Initial Exercise Date. The remaining half (1,500,000 shares of Common Stock) shall vest and shall become exercisable for one (1) year from the date hereof.

1.8 [Intentionally Omitted.]

1.9 Make-Whole for Failure to Deliver Loss. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by the Warrant Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of Warrant Shares)]

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The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

1.10 Choice of Remedies. Nothing herein, shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

1.11 Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise.

1.12 Holder’s Exercise Limitations. Unless otherwise agreed in writing by both the Company and the Holder, at no time will the Holder exercise any amount of this Warrant to purchase Common Stock that would result in the Holder owning more than 4.99% of the Common Stock outstanding of the Company (the “Beneficial Ownership Limitation”). Upon the written or oral request of Holder, the Company shall within twenty-four (24) hours confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

ARTICLE 2 ADJUSTMENTS

2.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2 Intentionally Omitted.

2.3 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

2.4 Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Article 2, the Company shall promptly notify the Holder (by written notice) setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ARTICLE 3 COMPANY COVENANTS

3.1 Reservation of Shares. As of the issuance date of this Warrant and for the remaining period during which the Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the full exercise of this Warrant. The Company represents that upon issuance, such Warrant Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary Warrant Shares upon the exercise of this Warrant. No further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance of the Warrant Shares.

3.2 No Adverse Actions. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

ARTICLE 4 MISCELLANEOUS

4.1 Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4.2 Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by a written assignment of this Warrant duly executed by the Holder or its agent or attorney. If necessary to obtain a new warrant for any assignee, the Company, upon surrender of this Warrant, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and such new Warrants, for purposes of Rule 144, shall tack back to the original date of this Warrant. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.3 Assignability. The Company may not assign this Warrant. This Warrant will be binding upon the Company and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without the Company’s approval.

4.4 Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

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4.5 Governing Law. This Warrant will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

4.6 Delivery of Process by Holder to the Company. In the event of any action or proceeding by Holder against the Company, and only by Holder against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney set forth in its most recent SEC filing.

4.7 No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1.1. So long as this Warrant is unexercised, this Warrant carries no voting rights and does not convey to the Holder any “control” over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether the price of the Company’s Common Stock exceeds the Exercise Price.

4.8 Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

4.9 Attorney Fees. In the event any attorney is employed by either party to this Warrant with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Warrant or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Warrant, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

4.10 Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Warrant, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by the Company’s counsel.

4.11 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

4.12 Amendment Provision. The term “Warrant” and all references thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.13 No Shorting. Holder agrees that so long as this Warrant remains unexercised in whole or in part, Holder will not enter into or effect any “short sale” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of the Company. The Company acknowledges and agrees that as of the date of delivery to the Company of a fully and accurately completed Notice of Exercise, Holder immediately owns the common shares described in the Notice of Exercise and any sale of those shares issuable under such Notice of Exercise would not be considered short sales.

* * *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMPLITECH GROUP, INC.

By:	/s/ Fawad Maqbool
Name:	Fawad Maqbool, CEO

HOLDER: WAYNE HOMSCHEK

/s/ Wayne Homschek

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NOTICE OF EXERCISE

TO: amplitech group, inc.

1.	The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.3.

3.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

4.	Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name: _______________________________________

Date: ________________________________________

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